As filed with the Securities and Exchange Commission on September 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0523891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

203 Redwood Shores Parkway, Suite 500

Redwood City, CA 94065

(650) 213-8444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anish Bhatnagar

Chief Executive Officer

Soleno Therapeutics, Inc.

203 Redwood Shores Parkway, Suite 500

Redwood City, CA 94065

(650) 213-8444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elton Satusky

Jesse Schumaker

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File no. 333-252108)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $11,865,452.60 of its Securities. This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-252108) (the “Prior Registration Statement”), initially filed on January 14, 2021 and declared effective by the Securities and Exchange Commission on February 9, 2021. The required opinion and consents are filed herewith. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

ii

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

107.1	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on September 27, 2023.

SOLENO THERAPEUTICS, INC.

By:	/s/ Anish Bhatnagar
Anish Bhatnagar
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anish Bhatnagar	President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2023
Anish Bhatnagar

/s/ James Mackaness	Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2023
James Mackaness

*	Chairman of the Board and Director	September 27, 2023
Ernest Mario

*	Director	September 27, 2023
Andrew Sinclair

*	Director	September 27, 2023
William G. Harris

*	Director	September 27, 2023
Gwen Melincoff

*	Director	September 27, 2023
Birgitte Volck

/s/ Matthew Pauls	Director	September 27, 2023
Matthew Pauls

*By:	/s/ James Mackaness
James Mackaness
Chief Financial Officer Attorney-in-Fact